SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported) October 16, 2003


                          TELECOM COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


        Indiana                    333-62236                    35-2089848
        ---------                -----------                   ----------------
(State of other jurisdiction   (Commission File Number)         (IRS Employer
   or incorporation)                                         Identification No.)


                    827 South Broadway, Los Angeles, CA 90014
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (310) 515-6728
                                 ---------------


          (Former name or former address, if changed since last report)




ITEM 1.  CHANGE OF CONTROL OF REGISTRANT

         On September 30th, 2003, Telecom Communications, Inc. ("Telecom") consummated a Stock Purchase Agreement with Arran Services Limited ("Arran") and its sole shareholder, Mr. Fred Deng Chiyan, for the acquisition of all of the capital stock of Arran, a British Virgin Island corporation. In exchange for the capital interest, Mr. Deng received a total of 23.8 million shares of Telecom common stock, representing approximately 65.7% of the outstanding shares of Telecom.

         On the closing of the Stock Purchase Agreement, Mr. Deng was elected chairman and CEO. Mr. Ou Zhixiong, and Ms. Lijian Deng were elected as directors. In connection with the acquisition, Mr. Tak Hiromoto resigned as chairman and CEO of Telecom, but continues as President and as a director of Telecom. Ms. Elizabeth Hiromoto continues as a director and Secretary of Telecom. Arran, through its wholly-owned subsidiary, Superb Quality Limited, owns 80% of the capital stock interest of StarEast Net Limited and all of the capital stock interests of IC China Star East MMS, Limited.

         Arran conducts business in China through its two subsidiaries, StarEast Net Limited and IC China Star East MMS, Limited. IC Star East MMS Limited (formerly known as Sino Super Limited) is a China-based local information and services affiliates network. Established in December 1991, IC Star East MMS Limited has contracted with more than 2,000 websites and collected all their Internet and mobile phone users to be the online/offline members which is 5 million. ICChina.com links entertainment and lifestyle information to local communities across China. Management believes this website is the largest local content affiliates website in China.

         StarEastNet is one of the first Chinese language Internet media companies to provide multimedia entertainment and lifestyle information to the global Chinese community. StarEastNet, which is running one of the largest star website portals in China, has contracted with more than 160 entertainment celebrities and stars in greater China. The Group's goal is to become a preeminent vertically integrated Internet content provider, as well as a leading platform providing exclusive, innovative, and trend-setting entertainment content, products and services in Asia. Its main portal, www.stareastnet.com, was launched in September 1999. STAREASTnet.com produces and distributes original interactive programming through its network of vertically integrated entertainment portals.

         Telecom will discontinue its current operations in the U.S. and will focus on its newly acquired operations.



ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business to be Acquired. The financial statements of the business acquired shall be filed by amendment within the appropriate time period after the date a report on Form 8-K must be filed.
(b) Pro Forma Financial Information. The pro forma financial information shall be filed by amendment within the appropriate time period after the date a report on Form 8-K must be filed.

(c)               Exhibits

                  2.1      Stock Purchase Agreement dated September 30, 2003


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          TELECOM COMMUNICATIONS, INC.



                                 By:      /s/ Fred Deng
                                    -------------------------------------
                                     Fred Deng, Chief Executive Officer


                                      DATED:  October 16, 2003